As filed with the Securities and Exchange Commission on November 22, 2019

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
AXOS FINANCIAL, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9205 West Russell Road, Suite 400, Las Vegas, NV	89148
(Address of principal executive offices)	(Zip Code)
Axos Financial, Inc. Amended and Restated 2014 Stock Incentive Plan
(Full Title of the Plan)
Gregory Garrabrants
President and Chief Executive Officer
Axos Financial, Inc.
9205 West Russell Road, Suite 400
Las Vegas, NV 90148
(Name and Address of Agent for Service)
(858) 649-2218
(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:
Allen Z. Sussman, Esq. Loeb & Loeb LLP 10100 Santa Monica Boulevard Los Angeles, California 90067 (310) 282-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
_________________________________________________
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,000,000 (3)	$28.36	$28,360,000	$3,681.13
(1)   The Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Amended and Restated 2014 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.(2)   Calculated solely for purposes of this offering under Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Axos Financial, Inc.’s Common Stock on the New York Stock Exchange on November 21, 2019.
(3)   To be issued in connection with the Axos Financial, Inc. Amended and Restated 2014 Stock Incentive Plan

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8,  this Registration Statement is being filed for the purpose of registering an additional 1,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of Axos Financial, Inc. issuable under the Axos Financial, Inc. Amended and Restated 2014 Stock Incentive Plan (the “Plan”). Shares of the Plan were initially registered under that Registration Statement on Form S-8, File No. 333-199691, filed with the Securities and Exchange Commission (the “Commission”) on October 30, 2014, the contents of which are hereby incorporated by reference. File No. 333-199691, as filed with the Commission on October 30,2014. File No. 333-124702, as filed with the Commission on May 6, 2005.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.   Incorporation of Documents by Reference.
The following documents filed by Axos Financial, Inc. (the “Registrant”) with the Commission are incorporated by reference herein:
(a)    the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the Commission on August 28, 2019;
(b)    the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on September 11, 2019;
(c)    the Registrant’s Current Report on Form 8-K, filed with the Commission on October 25, 2019;
(d)    the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on October 30, 2019; and
(e)    the description of the Common Stock set forth in the Registrant’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on September 13, 2018, and any amendment or report filed for the purpose of updating such description.
All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits.

Exhibit Number	Description	Incorporated By Reference to
4.1	Certificate of Incorporation, filed on July 6, 1999	Exhibit 3.1 to the Registration Statement on Form S-1/A (File No. 333-121329) filed on January 26, 2005.
4.1.1	Certificate of Amendment of Certificate of Incorporation, filed on August 19, 1999	Exhibit 3.5 to the Registration Statement on Form S-1/A (File No. 333-121329) filed on January 26, 2005.
4.1.2	Certificate of Amendment of Certificate of Incorporation, filed on February 25, 2003	Exhibit 3.6 to the Registration Statement on Form S-1/A (File No. 333-121329) filed on January 26, 2005.
4.1.3	Certificate of Amendment of Certificate of Incorporation, filed on January 25, 2005	Exhibit 3.2 to the Registration Statement on Form S-1/A (File No. 333-121329) filed on January 26, 2005.
4.1.4	Certificate of Amendment of Certificate of Incorporation, filed on October 25, 2013	Exhibit 3.1 to the Current Report on Form 8-K filed on October 28, 2013.
4.1.5	Certificate of Amendment of Certificate of Incorporation, filed on November 5, 2015	Exhibit 3.1 to the Current Report on Form 8-K filed on November 6, 2015.
4.1.6	Certificate of Amendment of Certificate of Incorporation, filed on September 11, 2018	Exhibit 3.1 to the Current Report on Form 8-K filed on September 12, 2018.
4.2	By-laws	Exhibit 3.4 to the Registration Statement on Form S-1 (File No. 333-121329) filed on December 16, 2004.
4.3	Axos Financial, Inc. Amended and Restated 2014 Stock Incentive Plan	Appendix A to the Proxy Statement on Schedule 14A, filed on September 11, 2019.
4.4	Forms of agreements under the Amended and Restated 2014 Stock Incentive Plan	Exhibit 4.3 to the Registration Statement on Form S-8 (File No. 333-199691) filed on October 30, 2014.
4.5	Form of Common Stock Certificate	Exhibit 4.1 to the Current Report on Form 8-K filed on September 12, 2018.
5.1	Opinion of Loeb & Loeb LLP	Filed herewith.
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm	Filed herewith.
23.2	Consent of Loeb & Loeb LLP	Included in Exhibit 5.1 filed herewith.
24.1	Power of Attorney	Included as part of the signature page to this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada, on November 22, 2019.

AXOS FINANCIAL, INC.

By:	/s/ Gregory Garrabrants
Gregory Garrabrants President and Chief Executive Officer
POWER OF ATTORNEY
 KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Gregory Garrabrants and Andrew J. Micheletti, and each of them, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed on November 22, 2019 by the following persons in the capacities indicated.

Signature	Title

/s/ Gregory Garrabrants	Chief Executive Officer (Principal Executive Officer), Director
Gregory Garrabrants

/s/ Andrew J. Micheletti	Chief Financial Officer (Principal Financial Officer)
Andrew J. Micheletti

/s/ Derrick K. Walsh	Chief Accounting Officer (Principal Accounting Officer)
Derrick K. Walsh

/s/ Paul Grinberg	Chairman
Paul Grinberg

/s/ Nicholas A. Mosich	Vice Chairman
Nicholas A. Mosich

/s/ James S. Argalas	Director
James Argalas

/s/ J. Brandon Black	Director
J. Brandon Black

/s/ Tamara N. Bohlig	Director
Tamara N. Bohlig

/s/ Gary Burke	Director
Gary Burke

/s/ James Court	Director
James Court

/s/ Uzair Dada	Director
Uzair Dada

/s/ Edward J. Ratinoff	Director
Edward J. Ratinoff